Exhibit 1

                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                             At March 31, 1999
                                                             -----------------

ASSETS
Current Assets:
   Cash                                                        $  9,671,703
   Notes Receivable - Intercompany                                  100,000
   Accounts Receivable - Net                                     19,497,886
   Unbilled Utility Revenue                                       1,153,889
   Accounts Receivable - Intercompany                                   529
   Materials & Supplies                                           4,206,187
   Prepaid Expenses                                                  83,685
                                                               ------------
Total Current Assets                                             34,713,879
                                                               ------------

Property, Plant & Equipment                                     251,503,392
   Less:  Reserve for DDA                                        70,237,302
                                                               ------------
                                                                181,266,090
                                                               ------------

Other Assets:                                                    17,110,213
                                                               ------------

Total Assets                                                   $233,090,182
                                                               ============


LIABILITIES AND STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750                  4,750
Paid-in Capital                                                  38,245,591
Retained Earnings                                                (1,167,632)
Cumulative Translation Adjustment                               (11,779,566)
                                                               ------------
Total Stockholders Equity                                        25,303,143
                                                               ------------

Long-Term Debt, Net of Current Portion                           48,044,831
Long-Term Debt - Intercompany                                    90,000,000
                                                               ------------
Total Long-Term Debt                                            138,044,831
                                                               ------------

Minority Interest in Foreign Subsidiaries                        23,622,104
                                                               ------------

Current and Accrued Liabilities:
   Current Portion of Long-Term Debt                              9,025,741
   Notes Payable - Intercompany                                  16,100,000
   Accounts Payable                                               6,561,789
   Accounts Payable - Intercompany                                4,131,290
   Federal Income Taxes Payable                                    (390,396)
   Other Accrued Liabilities                                      9,113,867
                                                               ------------
Total Current and Accrued Liabilities                            44,542,291
                                                               ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                               1,613,758
  Other Deferred Credits                                            (35,945)
                                                               ------------
Total Deferred Credits                                            1,577,813
                                                               ------------

Total Liabilities and Stockholders Equity                      $233,090,182
                                                               ============